Sub-Item 77Q1(a): Copies of Material Amendments to the Registrant’s Declaration of Trust or By-laws

Amendment No. 24 dated December 13, 2017 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(25) to Post-Effective Amendment No. 64 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 2, 2018 (Accession No. 0001193125-18-030705).